NOTICE OF GUARANTEED DELIVERY
PRG-SCHULTZ INTERNATIONAL, INC.
Offer to Exchange
11.0% Senior Notes Due 2011,
10.0% Senior Convertible Notes Due 2011
and
9.0% Senior Series A Convertible Participating Preferred Stock
For Any and All Outstanding
4.75% Convertible Subordinated Notes Due 2006
(CUSIP Nos. 743168-AA-4 and 69357C-AA-5)
        This form or one substantially equivalent hereto must be used by registered holders of outstanding 4.75% Convertible Subordinated Notes due 2006 (the “Existing Notes”) who wish to tender their Existing Notes in exchange for 11.0% Senior Notes due 2011 (the “New Senior Notes”), 10.0% Senior Convertible Notes due 2011 (the “New Senior Convertible Notes”) and 9% Senior Series A Convertible Participating Preferred Stock (the “New Series A Convertible Preferred Stock” and together with the New Senior Notes and the New Senior Convertible Notes, the “New Securities”) pursuant to the exchange offer described in the Offering Circular, dated February 1, 2006 (the “Offering Circular”) if the holder’s Existing Notes are not immediately available or if such holder cannot deliver its Existing Notes and letter of transmittal (the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to US Bank Corporate Trust Services (the “Exchange Agent”) prior to 5:00 P.M., New York City Time, on Thursday, March 2, 2006. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery” in the Offering Circular.
The Exchange Agent for the Exchange Offer is:
US Bank Corporate Trust Services
By Hand, Regular, Registered or Certified Mail or Overnight Courier:
Wachovia Bank, NA, as agent for
U.S. Bank,
Corporate Trust Operations NC 1153
Building 3C3
1525 W.T. Harris Blvd.
Charlotte, NC 28262-8522
Attention: Marsha Rice

By: Facsimile: (For Eligible Institutions Only): (704) 590-9279	Confirm Receipt of Facsimile by Telephone: (704) 590-7413
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offering Circular), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to PRG-Schultz International, Inc. (the “Company”) the principal amount of Existing Notes indicated below, upon the terms and subject to the conditions contained in the Offering Circular and the Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned agrees that tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date as provided in the Offering Circular. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF NOTES TENDERED

Name and Address of
	Registered Holder as it	Certificate Number(s)	Principal Amount
	appears on the Existing Notes	for Existing Notes	of Existing Notes
Name of Tendering Holder	(Please print)	Tendered	Tendered

PLEASE SIGN HERE

X	X

X	X

X	X

Signature(s) of Owner	Date

The above must be signed by the holder(s) of Existing Notes as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement, with such authorizing documents to be transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)
Name(s):
________________________________________________________________________________
Capacity:
________________________________________________________________________________
Address(es):
________________________________________________________________________________

☐	The Depository Trust Company
(Check if Existing Notes will be tendered by book-entry transfer)
     Account Number:
________________________________________________________________________________
THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized signature)
Address:	Title:

Name:

(Zip Code)	(Please type or print)
Date:

Area Code and Telephone No.

NOTE:	DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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